Exhibit 31.1

Gogo Inc.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) OF THE EXCHANGE ACT, AS AMENDED,

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Small, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Gogo Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2016

/s/ Michael Small
Michael Small
President and Chief Executive Officer (Principal Executive Officer)